SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Wellington Properties Trust
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Maryland                              39-6594066
          --------------------------               ---------------------
           (State of incorporation                     (IRS Employer
              or organization)                      Identification No.)

          18650 W. Corporate Drive,
       Suite 300, Brookfield, Wisconsin                   53045
   ----------------------------------------            ----------
   (Address of principal executive offices)            (Zip Code)


If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A.(c), please     to General Instruction A.(d), please
check the following box. [X]             check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of each exchange on which
Title of each class to be so registered      each class is to be registered
---------------------------------------      ------------------------------

  Common Shares, $0.01 par value                American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
--------------------------------------------------------------------------------

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          The description of the Common Shares, $0.01 par value, of Wellington Properties Trust (the "Registrant") to be registered hereunder is contained under the caption "Description of Securities" in the Prospectus constituting a part of the Registration Statement on Form SB-2 originally filed by the Registrant with the Securities and Exchange Commission on August 11, 1999 (the "Registration Statement"), which description is incorporated herein by reference.

Item 2.   Exhibits.
          --------

Exhibit                            Description
-------                            -----------

3.1 Articles of Amendment and Restatement of the Declaration of Trust and Articles Supplementary thereto (incorporated by reference to Exhibit
          3.1 to the Registration Statement).

3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1 Common Stock Purchase Warrant by the Company to Credit Suisse First Boston Mortgage Capital LLC, dated as of March 4, 1998 (filed with the Company's Current Report on Form 8-K on August 31, 1998 and incorporated herein by reference).

4.2 Form of Class A preferred Stock Purchase Warrant to be issued to underwriters pursuant to the Underwriting Agreement included as
          Exhibit 1 to this Registration Statement (incorporated by reference to Exhibit 4.2 to the Registration Statement).

4.3 Shareholders' Agreement, dated as of November 16, 1998 between the Company and the shareholders identified on the signature page thereto (incorporated by reference to Exhibit 4.3 to the Registration Statement).

10.1 Master Registration Rights Agreement dated as of August 31, 1998 (filed as Exhibit E of Exhibit C with the Registrant's Schedule 14A on November 6, 1998 and incorporated herein by reference).

10.2      Wellington Properties Trust 1998 Stock Option Plan (filed as Exhibit F
          with  the   Registrant's   Schedule   14A  on  November  6,  1998  and
          incorporated herein by reference).

10.3 Wellington Properties Trust Dividend Reinvestment and Share Purchase Plan (filed with the Registrant's Registration Statement on Form S-3 on January 3, 1996 and incorporated herein by reference).

10.4 Subscription Agreement dated as of June 30, 1999, between the Company and Wellington Management Corporation (incorporated by reference to Exhibit 10.12 to the Registration Statement).

10.5 Subscription Agreement dated as of June 30, 1999, between the Company and American Real Estate Equities, LLC (incorporated by reference to
          Exhibit 10.13 to the Registration Statement).

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




Date:  October 20, 1999                  By: /s/ Duane H. Lund
                                             ---------------------------------
                                             Duane H. Lund
                                             Chief Executive Officer

                           WELLINGTON PROPERTIES TRUST
                                    FORM 8-A
                                  EXHIBIT INDEX


Exhibit                            Description
-------                            -----------

3.1 Articles of Amendment and Restatement of the Declaration of Trust and Articles Supplementary thereto (incorporated by reference to Exhibit
          3.1 to the Registration Statement).

3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1 Common Stock Purchase Warrant by the Company to Credit Suisse First Boston Mortgage Capital LLC, dated as of March 4, 1998 (filed with the Company's Current Report on Form 8-K on August 31, 1998 and incorporated herein by reference).

4.2 Form of Class A preferred Stock Purchase Warrant to be issued to underwriters pursuant to the Underwriting Agreement included as
          Exhibit 1 to this Registration Statement (incorporated by reference to Exhibit 4.2 to the Registration Statement).

4.3 Shareholders' Agreement, dated as of November 16, 1998 between the Company and the shareholders identified on the signature page thereto (incorporated by reference to Exhibit 4.3 to the Registration Statement).

10.1 Master Registration Rights Agreement dated as of August 31, 1998 (filed as Exhibit E of Exhibit C with the Registrant's Schedule 14A on November 6, 1998 and incorporated herein by reference).

10.2      Wellington Properties Trust 1998 Stock Option Plan (filed as Exhibit F
          with  the   Registrant's   Schedule   14A  on  November  6,  1998  and
          incorporated herein by reference).

10.3 Wellington Properties Trust Dividend Reinvestment and Share Purchase Plan (filed with the Registrant's Registration Statement on Form S-3 on January 3, 1996 and incorporated herein by reference).

10.4 Subscription Agreement dated as of June 30, 1999, between the Company and Wellington Management Corporation (incorporated by reference to Exhibit 10.12 to the Registration Statement).

10.5 Subscription Agreement dated as of June 30, 1999, between the Company and American Real Estate Equities, LLC (incorporated by reference to
          Exhibit 10.13 to the Registration Statement).